As filed with the Securities and Exchange Commission on June 5, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
IOMAI CORPORATION

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation or Organization)
52-2049149

(I.R.S. Employer Identification Number)
20 Firstfield Road, Gaithersburg, Maryland 20878

(Address of Principal Executive Offices)
Iomai Corporation 2005 Incentive Plan

(Full Title of the Plans)
Russell P. Wilson, Esq.
Senior Vice President, Chief Financial Officer and General Counsel
Iomai Corporation
20 Firstfield Road, Suite 250
Gaithersburg, Maryland 10878

(Name and Address of Agent for Service)
(301) 556-4537

(Telephone Number, Including Area Code for Agent for Service)
Please send copies of all communications to:
Paul M. Kinsella
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951-7000
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed	Amount of
Title of Securities to be	Amount to be	Offering Price Per	Maximum Aggregate	Registration
Registered	Registered (1)	Share (2)	Offering Price (2)	Fee
Common Stock, $0.01 par value per share	850,000	$2.15	$1,823,250.00	$55.97

(1)	This Registration Statement covers an aggregate of 850,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued pursuant to awards granted under the equity plan identified above (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act of 1933”) this Registration Statement also covers such additional shares of Common Stock as may be issued pursuant to the antidilution provisions of the Plan to which this Registration Statement relates.

(2)	Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported by the Nasdaq National Market on June 4, 2007 to be $2.20 and $2.09, respectively.

EXPLANATORY NOTE
          The Registrant increased the number of shares of its Common Stock available for issuance under its 2005 Incentive Plan by 850,000 shares. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-131693) filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2006 and its Registration Statement on Form S-8 (File No. 333-141097) filed with the Commission on March 6, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Gaithersburg, Maryland, on June 5, 2007.

IOMAI CORPORATION
By:	/s/ Stanley C. Erck
Stanley C. Erck
Chief Executive Officer

POWER OF ATTORNEY
          Each person whose signature appears below hereby constitutes and appoints Stanley C. Erck and Russell P. Wilson, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities identified and on June 5, 2007:

Signature	Title

/s/ Stanley C. Erck Stanley C. Erck	Director, President, Chief Executive Officer, Treasurer (Principal Executive Officer)

/s/ Russell P. Wilson Russell P. Wilson	Senior Vice President, Chief Financial Officer, General Counsel (Principal Financial and Accounting Officer)

/s/ Thomas Martin Vernon, Jr.	Director
Thomas Martin Vernon, Jr., M.D.

/s/ F. Weller Meyer	Director
F. Weller Meyer

Director
R. Gordon Douglas, Jr., M.D.

Director
Richard Douglas, Ph.D.

/s/ DR. M. James Barrett	Director
M. James Barrett, Ph.D.

II-1

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Ropes & Gray LLP dated June 6, 2007

10.1	2005 Incentive Plan, as amended

23.1	Consent of Ropes & Gray LLP (included in Opinion filed as Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm